As filed with the Securities and Exchange Commission December 16, 2008 Registration No. 333-________
==========================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           SCOTT'S LIQUID GOLD-INC.
            (Exact Name of Registrant as Specified in Its Charter)

          COLORADO					    84-0920811
(State or Other Jurisdiction of			(I.R.S. Employer
 Incorporation or Organization)			 Identification No.)

                             4880 Havana Street
                           Denver, Colorado 80239
                               (303) 373-4860
            (Address, Including Zip Code, and Telephone Number
              of Registrant's Principal Executive Offices)


                         2005 STOCK INCENTIVE PLAN
                          (Full Title of the Plan)

                             Jeffry B. Johnson
                    Treasurer and Chief Financial Officer
                         Scott's Liquid Gold-Inc.
                           4880 Havana Street
                         Denver, Colorado 80239
                            (303) 373-4860
                    (Name, Address and Telephone Number,
                      Including Area Code, of Agent for Service)

	Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer   [ ]
Accelerated filer         [ ]
Non-accelerated filer     [ ](Do not check if a smaller reporting company)
Smaller reporting company [X]










                       CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
                                  maximum       maximum
Title of                          offering      aggregate  Amount of
securities to     Amount to be    price         offering   registration
be registered     registered (1)  per share (2) price      fee
----------------- --------------  ------------- ---------  ------------
   Common Stock     900,000         $0.14       $126,000      $4.95
($0.10 par value)

      (1) This Registration Statement also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

      (2) Estimated pursuant to rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices for the Registrant's common stock as reported on the OTC Bulletin Board on December 10, 2008.




          INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
                            STATEMENT ON FORM S-8
                               NO. 333-126028

	This registration statement registers an additional 900,000 shares of Common Stock for issuance under the Scott's Liquid Gold-Inc. 2005 Incentive Stock Plan as amended. The contents of the Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 22, 2005 (Registration No. 333-126028) are hereby incorporated by reference.

                                 EXHIBITS

Exhibit No.       Description

4.3               Scott's Liquid Gold-Inc. 2005 Stock Incentive Plan, as
                  amended.
5.1               Opinion of Holland & Hart LLP, counsel for the Company.
23.1              Consent of Ehrhardt Keefe Steiner & Hottman, P.C.,
                  Independent Public Accountants.
23.2              Consent of Holland & Hart LLP (contained in their
                  opinion filed as Exhibit 5.1).
24                Powers of Attorney.







                                 SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 16, 2008.

                                    SCOTT'S LIQUID GOLD-INC.

                                    By:  /s/ Mark E. Goldstein
                                    -------------------------------------
                                    Mark E. Goldstein
                                    President and Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title                          Date
-------------------------------------------------------------------------
         *
--------------------    President, Chief Executive     December 16, 2008
Mark E. Goldstein       Officer, and Director

         *
--------------------    Director                       December 16, 2008
Jeffrey R. Hinkle

         *
--------------------    Chief financial Officer and    December 16, 2008
Jeffry B. Johnson       Director

         *
--------------------    Director                       December 16, 2008
Dennis P. Passantino

         *
--------------------    Director                       December 16, 2008
Carl A. Bellini

         *
--------------------    Director                       December 16, 2008
Dennis H. Field

         *
--------------------   Director                        December 16, 2008
Gerald J. Laber
                                *   /s/ Jeffry B. Johnson
                                    -------------------------------------
                                    Jeffry B. Johnson, for himself and as
                                    Attorney-in-fact for the named
                                    directors who together constitute
                                    all of the members of the Board




                              Exhibit Index


Exhibit No.		Description

4.3               Scott's Liquid Gold-Inc. 2005 Stock Incentive Plan, as
                  amended.
5.1               Opinion of Holland & Hart LLP, counsel for the Company.
23.1              Consent of Ehrhardt Keefe Steiner & Hottman, P.C.,
                  Independent Public Accountants.
23.2              Consent of Holland & Hart LLP (contained in their
                  opinion filed as Exhibit 5.1).
24                Powers of Attorney.